POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of N. Dante LaRocca, John P. Graham and Juliet F. Buck or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his other substitutes, may lawfully do or cause to be done by virtue thereof.


        SIGNATURE                    CAPACITY                       DATE
----------------------   --------------------------------   --------------------

/s/ David Findlay          Director                          February 24, 2006
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David Findlay

/s/ Shunichi Ito           Director                          February 24, 2006
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Shunichi Ito

/s/ John McCarthy          Director                          February 28, 2006
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John McCarthy

/s/ John P. Graham         President and Chief               February 15, 2006
------------------         Executive Officer
John P. Graham

/s/ Nathan Gorin           Controller and Chief              February 28, 2006
------------------         Financial Officer
Nathan Gorin